EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2002 Non-Qualified Stock Option Plan of Conceptus, Inc. of our report dated February 1, 2001, with respect to the consolidated financial statements and schedule of Conceptus, Inc. for the year ended December 31, 2000 included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Palo Alto, California

May 23, 2003